UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Departure of Director; Election of Chairman.

On January 17, 2007, William E. Greehey resigned from his position as a director and Chairman of the Board of Valero Energy Corporation (the “Company”). At its meeting held January 18, 2007, the board of directors of the Company (the “Board”) elected William R. Klesse, Chief Executive Officer and then Vice-Chairman of the Board, to serve as the Company’s new Chairman of the Board.

(b)	Compensatory Arrangements of Certain Officers.

On January 17, 2007, the Compensation Committee (the “Committee”) of the Board approved bonus awards for 2006 for the Company’s principal executive officer, principal financial officer, and each of its “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) pursuant to the terms of the Valero Energy Corporation Annual Bonus Plan. On January 18, 2007, the independent directors of the Board ratified and approved the bonus award payable to the Company’s Chief Executive Officer.

Effective January 18, 2007, the Company entered into a Change of Control Severance Agreement with William R. Klesse, Chairman of the Board and Chief Executive Officer. A copy of the agreement is filed with this report as Exhibit 10.01, and its terms and conditions are incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

*10.01	Change of Control Severance Agreement (Tier I) dated January 18, 2007, between Valero Energy Corporation and William R. Klesse.

10.02	Valero Energy Corporation Annual Bonus Plan - incorporated by reference to Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

10.03	Amendment dated January 1, 2006 to the Valero Energy Corporation Annual Bonus Plan - incorporated by reference to Exhibit 10.04 to the Company’s Current Report on Form 8-K dated January 18, 2006, and filed January 20, 2006.

*	filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: January 19, 2007	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary

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